UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2025
___________________________________
Blackstone Private Credit Fund
(Exact name of Registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation)	814-01358 (Commission File Number)	84-7071531 (I.R.S. Employer Identification No.)
345 Park Avenue New York, New York 10154
(Address of principal executive offices and zip code)
(212) 503-2100
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 - Regulation FD Disclosure.
Portfolio Commentary
Portfolio Update
(All data as of September 30, 2025, unless otherwise noted)
BCRED delivered another quarter of strong performance, supported by robust fundamentals and disciplined risk management. BCRED has generated a 10.0% total net return since inception, outperforming leveraged loans, high yield bonds, and investment grade bonds.1,2 Despite recent noise in the credit market, we remain anchored to the facts. BCRED’s portfolio is 96% senior secured debt with an average loan-to-value of 45%.3,4 Our portfolio companies’ earnings have grown 9% in the last year, 1.5x the market average.5,6 Our non-accrual rate of 0.4% at cost remains low and well below peers.7,8 We believe BCRED’s quality portfolio with broad exposure is built to withstand market cycles and capture opportunities.9,10
Private credit as an asset class has continued to take market share – representing 85% of total LBO financings this past year versus 15% for leveraged loans11 and reflecting what we believe are the advantages of the “farm-to-table” model: speed, certainty and tailored solutions. For investors, private credit can offer excess yields compared to traditional fixed income. This quarter, private loans priced at a ~170bps premium to leveraged loans.12 We believe BCRED is positioned to deliver both attractive absolute and relative returns through the following:
•Disciplined deployment: BCRED invested $6.8 billion this quarter. $2.1 billion were private debt investments into new portfolio companies, of which 97% were first lien with an average loan-to-value of 40% and a weighted average yield of 9.1%.13,14,15 With BXCI’s global private deal pipeline up ~20% in Q3’25 vs. Q3’24, we aim to remain highly selective as the “deal dam” breaks.16
•Leveraging Blackstone’s platform to win quality deals: BXCI’s 550+ sponsor/advisor relationships and robust origination platform can provide BCRED access to opportunities unavailable to others.17 In October, BXCI led a $1.75 billion senior secured financing for Signant Health, a life sciences company, originated through a long-standing relationship with the private equity sponsor, allowing us to create our own deal flow and secure an outsized allocation.18
•Focusing on yield and stability: BCRED’s portfolio is predominantly private loans, which hold a premium over leveraged loans,12 with 92% private investments versus 78% for non-traded peers.19,20 For private credit funds, modest NAV movement is natural as valuations are updated primarily based on underlying fundamentals, and, to a lesser extent, market-driven pricing of “quoted” assets – highlighting the strategic advantage of maintaining smaller exposure to these assets.21
Taking a closer look at the portfolio, BCRED’s average issuer LTM EBITDA is $256 million — 2.5x the private credit market average, which can mean more resilience through cycles.22,23 A lower rate environment further strengthens our portfolio companies’ outlook, easing borrower pressure and improving interest coverage ratios, which increased from 1.7x in Q3’24 to 2.0x in Q3’25.24 We believe our cost-efficient structure has continued to pass more value to shareholders with BCRED’s cost of debt at 6.3%, 12% below non-traded peers, and G&A expense of 0.1% versus 0.3% for non-traded peers.25,26
We are backed by the strength of our Office of the CIO which has navigated multiple economic cycles and its team of over 120 investment professionals. Leveraging Blackstone’s scale, we access proprietary, real-time insights to help identify market shifts early and manage the portfolio proactively.27 This approach has powered our nearly 20-year track record in North America direct lending – over $145 billion invested with a 0.08% loss rate – and positions BCRED for durable, long-term performance.28
With a primarily floating rate portfolio, we aim to align distributions with income and manage risk prudently.3 In September, BCRED adjusted its regular monthly distribution beginning in October, resulting in an annualized distribution rate of 9.6%, following 125bps of Fed rate cuts since early last year and potential future reductions.29 To date, BCRED has paid a distribution of nearly 620bps above base rates and approximately 180bps above leveraged loans – a clear demonstration of its ability to generate excess yield.30,31 We believe this combination of income strength and stability positions BCRED as an enduring core allocation for portfolios.
We thank you for your continued trust and partnership as we build on this momentum.

BCRED Supplemental Statistics

BCRED’s Summary Statistics		BCRED’s Portfolio Company Statistics
Earnings yield (Class I) [32]	9.6%	Average issuer LTM EBITDA [22]	$256M
Annualized distribution rate (Class I) [33]	10.5%	Implied average enterprise value [38]	$4B+
Assets		Average loan-to-value [4]	45%
Senior secured debt [3]	96%	Interest coverage ratio [24]	2.0x
Floating rate investments [3]	96%	EBITDA growth since funding [39]	16%
Private investments (Level 3) [19]	92%
Non-accruals (at cost) [7]	0.4%	BCRED’s Private Debt Investments in New Portfolio Companies Statistics (Q3’25) [40]
Average mark [34]	97.4	First lien debt [13]	97%
Liabilities		Senior secured debt [13]	100%
Debt-to-equity ratio [35]	0.67x	Average loan-to-value [14]	40%
Floating rate liabilities [36]	90%	Weighted average yield [15]	9.1%
Liquidity		BXCI sole/lead lender [41]	~80%
Cash + amount available to borrow [37]	~$8B

BXCI Supplemental Statistics

BXCI Value Creation Program Statistics (Q2’25)		BXCI North America Direct Lending Strategy Statistics
Illustrative value creation [42]	$5B	Loss rate [28]	0.08%
Total cost reduction [43]	$441M	BXCI sole/lead lender [46]	~80%
Revenue generation [44]	$272M
BXCI portfolio companies introduced becoming active participants [45]	90%+

Note: All information as of September 30, 2025, unless otherwise indicated. Past performance does not predict future returns and there can be no assurance that the fund will achieve results comparable to those of any of Blackstone Credit & Insurance’s (“BXCI”) prior funds or be able to implement its strategy or achieve its investment objectives, including due to an inability to access sufficient investment opportunities.

End Notes
Note: Data is as of September 30, 2025, unless otherwise indicated. Reflects Blackstone Credit & Insurance’s (“BXCI”) views and beliefs as of the date of this material only, which is subject to change. Returns for periods greater than one year are annualized. Past performance does not predict future returns and there can be no assurance that BCRED will achieve results comparable to those of any BXCI’s prior funds or be able to implement its strategy or achieve its investment objectives, including due to an inability to access sufficient investment opportunities. There can be no assurances that any of the trends described throughout this letter will continue or will not reverse. See “Use of Leverage” in the Important Disclosure Information for more information.

BCRED’s peers or peer set (“Private Credit BDC peers”) includes traded business development companies (“traded BDCs”) and non-traded business development companies (“non-traded BDCs” or “non-traded peers”). Traded BDCs include BDCs which are externally-managed with market capitalizations in excess of $1 billion as of December 31, 2024 (excluding BXSL, which is managed by the same investment adviser as BCRED and has significant overlap in its investments with BCRED): Ares Capital Corporation (ARCC), Bain Capital Specialty Finance, Inc. (BCSF), Barings BDC, Inc. (BBDC), Blue Owl Capital Corporation (OBDC), FS KKR Capital Corp. (FSK), Goldman Sachs BDC, Inc. (GSBD), Golub Capital BDC, Inc. (GBDC), Kayne Anderson BDC, Inc. (KBDC), MidCap Financial Investment Corporation (MFIC), Morgan Stanley Direct Lending Fund (MSDL), New Mountain Finance Corporation (NMFC), Oaktree Specialty Lending Corporation (OCSL), Prospect Capital Corporation (PSEC), and Sixth Street Specialty Lending, Inc. (TSLX). Non-traded BDCs include BDCs which are externally-managed, had effective registration statements as of 2024 and were broadly distributed, have broad exposure across industries in their investments and are not sector-focused, and had net asset values in excess of $2 billion as of December 31, 2024: Apollo Debt Solutions BDC (ADS), Ares Strategic Income Fund (ASIF), Blue Owl Credit Income Corp. (OCIC), Golub Capital Private Credit Fund (GCRED), HPS Corporate Lending Fund (HLEND), and Oaktree Strategic Credit Fund (OSCF).
1.Inception date for Class I and Class S shares: January 7, 2021. Inception date for Class D shares: May 1, 2021. Total Net Return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Returns greater than one year are annualized. Inception-to-date (“ITD”) total return for Class S (no/with upfront placement fee): 9.1%/8.3%. ITD total return for Class D (no/with upfront placement fee): 9.4%/9.0%. Quarter-to-date (“QTD”) total return for Class I: 1.8%. QTD total return for Class S (no/with upfront placement fee): 1.6%/-1.9%. QTD total return for Class D (no/with upfront placement fee): 1.8%/0.2%. All returns shown are derived from unaudited financial information and are net of all BCRED expenses, including general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Past performance does not predict future returns. Class S and Class D listed as (With Upfront Placement Fee or Brokerage Commissions) reflect the returns after the maximum upfront placement fees. Class S and Class D listed as (No Upfront Placement Fee or Brokerage Commissions) exclude upfront placement fees. Class I does not have upfront placement fees. The returns have been prepared using unaudited data and valuations of the underlying investments in BCRED’s portfolio, which are estimates of fair value and form the basis for BCRED’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated.
2.Source: Morningstar, BXCI as of September 30, 2025. “Leveraged Loans” is represented by Morningstar LSTA US Leveraged Loan Index. “High Yield Bonds” is represented by the Bloomberg US Corporate High Yield Index. “Investment Grade Bonds” is represented by the Bloomberg US Aggregate Bond Index. There can be no assurances that any of the trends described throughout this letter will continue or will not reverse. Please see “Index Definitions” and “Index Comparison” at the end of this communication for more information.
3.As a percentage of BCRED’s investment portfolio excluding equity investments in joint ventures which have similar portfolio composition and underlying qualities. Floating rate investments exclude investments on non-accrual.
4.As of September 30, 2025. Average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable private debt investments. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recently available information. Includes all private debt investments for which fair value is determined by the Board of Trustees in conjunction with a third-party valuation firm and excludes quoted investments and asset-based investments. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information.
5.Represents LTM EBITDA Growth year-over-year and excludes private debt investments that funded after September 30, 2024. Fair value is determined by the Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. BCRED amounts are weighted on fair market value of each respective investment. BCRED amounts were derived from the most recently available portfolio company financial statements (which are generally one quarter in arrears), have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information. EBITDA is a non-GAAP financial measure. For a particular portfolio company, EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation, and amortization over the LTM. EBITDA growth year-over-year may reflect some inorganic growth due to mergers and acquisitions (M&A).
6.Private credit market exhibited average LTM EBITDA Growth of 6%, based on issuer companies of loans in the Lincoln International Private Market Database as of June 30, 2025, which is latest available data.
7.As of September 30, 2025 as assessed through the date of this letter. Calculated as the amortized cost of loans on non-accrual divided by total amortized cost of the BCRED portfolio excluding investments in joint ventures. Based on the fair market value of the BCRED portfolio excluding investments in joint ventures, BCRED’s non-accrual rate is 0.2%. Loans are generally placed on non-accrual status when there is reasonable doubt whether principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.
8.Represented by the peer average non-accrual rate at cost of 1.5% as of June 30, 2025 weighted by total NAV. Non-accrual rate is calculated for each BDC as the amortized cost of loans on non-accrual status divided by total amortized cost of the investment portfolio and excludes equity investments in unconsolidated joint ventures and separately managed accounts. Based on the fair market value of Private Credit BDC Peers, excluding equity investments in unconsolidated joint ventures and separately managed accounts, the Private Credit BDC Peers non-accrual rate is 0.7%. Non-accrual status of a given loan is self-reported by each BDC and is intended to indicate when there is reasonable doubt that said loan’s principal or interest will be collected in full. As a percentage of BCRED’s investment portfolio excluding equity investments in joint ventures which have similar portfolio composition and underlying qualities.
9.BCRED’s average private debt position size is approximately 28bps as of September 30, 2025. Reflects average size of investments in private debt portfolio companies divided by total private debt investments, based on fair market value. The average size of investments in private debt portfolio companies as of September 30, 2025 is $181 million, based on fair market value. Total private debt investments represent 88% of the fair market value of total investments excluding investment in joint ventures. Total private debt investments includes investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments.
10.Approximately 85% of BCRED’s portfolio is invested in lower-default rate sectors as a percentage of the fair value of BCRED’s investment portfolio excluding investments in joint ventures. Analysis based on the average annualized U.S. leveraged loan default rates by industry from 2007 to September 2025, as published by Fitch. “Lower-default rate sectors” defined as those which have an average annual default rate below 2%. GICS industry classifications utilized in BCRED reporting are re-mapped by BXCI to Fitch industry classifications for comparison purposes
11.Source: Pitchbook LCD as of September 30, 2025.
12.As of September 30, 2025. Source: DLD. Reflects premium of loans to companies with EBITDA greater than $100 million over leveraged loans.
13.As a percentage of BCRED’s private debt investments in new portfolio companies funded from July 1, 2025 to September 30, 2025 (excluding add-ons and incremental loans to existing portfolio companies) for which fair value is determined by the Board of Trustees in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. Private debt investments in new portfolio companies reflected approximately 30% of BCRED’s deployment during the quarter.
14.Average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable private debt investments in new portfolio companies. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recently available information. Includes all private debt investments in new portfolio companies funded from July 1, 2025 to September 30, 2025 (excluding add-ons and incremental loans to existing portfolio companies) for which fair value is determined by the Board of Trustees in conjunction with a third-party valuation firm and excludes quoted investments and asset-based investments. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information.
15.During July 1, 2025 to September 30, 2025, private debt investments in new portfolio companies (excluding add-ons and incremental loans to existing portfolio companies and drawdowns on delayed draw term loans and revolvers committed in prior periods) were underwritten with a yield of 9.1% (on average, in Q3’25, this yield was comprised of 3.8% base rate/floor and 5.3% spread and origination fees). Yield reflects average spread and origination fees or original issue discount (“OID”) (for the purposes of this illustrative example, OID is estimated to be accreted over 3 years based on the expected hold period). If OID was accreted to maturity, yield on new investments in Q3’25 was 8.9%. The yield for all private deals completed during Q3’25 (including existing portfolio companies but excluding drawdowns on delayed draw term loans and revolvers committed in prior periods) was 9.3% (yield to maturity of 9.1%). For illustrative purposes only. The yields stated may not be representative of any specific investment.
16.As of September 30, 2025. Pipeline includes potential BXCI investment opportunities classified by BXCI as new global private deals screened in its sole discretion regardless of size and includes both potential new investments and follow-on investments in existing portfolio companies. The pipeline includes potential investments in which BCRED may not or will not participate. BXCI advises many investment funds who are expected to participate alongside BCRED in pipeline investments in which BCRED participates. Certain investments in the pipeline may be inactive. Pipeline investments of a certain size reflect the entire transaction size, and BXCI expects third parties to participate in a substantial portion of such investments. There is no guarantee that any or all of these potential investments listed in the pipeline will be consummated or, if consummated, consummated in the form originally considered by BXCI or that BCRED or any other BXCI fund will participate in the investment.
17.Reflects issuers and sponsors across all asset types within Private Corporate Credit, Liquid Corporate Credit, and Infrastructure & Asset-Based Credit.
18.This investment is not representative of all BXCI’s investments of a given type or of investments generally and is for illustrative purposes only. This does not constitute investment advice or recommendation of past investments. There can be no assurance that any Blackstone fund or investment will achieve its investment objectives, implement its strategy, achieve its investment objectives, or avoid significant losses. The deal presented herein reflects an objective, non-performance based standard of showing BCRED’s largest deployment since July 1, 2025 through the time of this letter. Please refer to “Important Disclosure Information - Case Studies” below for additional information.
19.As of September 30, 2025. Private Investments represent Level 3 investments in the investment portfolio which may be quoted or non-quoted but for which inputs to the valuation methodology are unobservable and significant to overall fair value measurement, divided by total investments excluding investment in joint ventures.
20.As of June 30, 2025. Non-traded peers include BDCs which are externally-managed, had effective registration statements as of 2024 and were broadly distributed, have broad exposure across industries in their investments and are not sector-focused, and had net asset values in excess of $2 billion as of December 31, 2024: Apollo Debt Solutions BDC (ADS), Ares Strategic Income Fund (ASIF), Blue Owl Credit Income Corp. (OCIC), Golub Capital Private Credit Fund (GCRED), HPS Corporate Lending Fund (HLEND), and Oaktree Strategic Credit Fund (OSCF).
21.“Quoted” investments defined as Level 1 and 2 investments as a percentage of the total portfolio fair value divided by total investments at fair value excluding equity investments in unconsolidated joint ventures and separately managed accounts. For information on Level 1, 2, and 3 investments, please refer to section ‘Valuation of Investments’ in BCRED’s prospectus.
22.As of September 30, 2025. Average last-twelve-month (“LTM”) LTM EBITDA includes all private debt investments for which fair value is determined by BCRED’s Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements (which are generally one quarter in arrears), have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information. As of September 30, 2025, the breakdown of BCRED’s portfolio company LTM EBITDA within the private debt portfolio is as follows: 6% less than $50 million, 21% between $50 to $100 million and 73% greater than $100 million based on fair market value. As of September 30, 2025, LTM EBITDA margin for BCRED’s private debt investments is 30%. EBITDA margin is the ratio of EBITDA-to-revenue.
23.Private credit market exhibited average LTM EBITDA of $99 million, based on issuer companies of loans in the Lincoln International Private Market Database as of June 30, 2025, which is latest available data. The “Lincoln International Private Market Database,” compiled by the Lincoln Valuations & Opinions Group (“VOG”), is a quarterly compilation of over 4,750 portfolio companies from a wide assortment of private equity investors and non-bank lenders. Most of these companies are highly levered with debt financing provided via the direct lending market and in many instances, Lincoln estimates the fair value of at least one senior debt security in the portfolio companies’ capital structures. In assessing the data, VOG relies on commonly accepted valuation methodologies and each valuation analysis is unique and conforms to fair value accounting principles. The analyses are then vetted by auditors, fund managers and their board of directors, as well as other regulators. © 2025 Lincoln Partners Advisors LLC. All rights reserved. Used with permission. Third party use is at user’s own risk.
24.Interest coverage ratio (“ICR”) is estimated as the ratio of average LTM EBITDA, to cash interest paid over the last 12 months for each respective portfolio company. Includes all private debt investments (excluding ARR loans) for which fair value is determined by the Board in conjunction with a third party valuation firm and excludes both asset-based investments and quoted investments. Amounts derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, may reflect a normalized or adjusted amount, and are generally about 90 days in arrears. Accordingly, BCRED makes no representation or warranty in respect of this information. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period. Currency fluctuations may have an adverse effect on the value, price or income and costs of our portfolio companies and investments which may increase or decrease as a result of changes in exchange rates. As of September 30, 2025, approximately 9% of BCRED’s private investments (including ARR loans) and approximately 7% of BCRED’s private investments (excluding ARR loans) have less than 1.0x interest coverage ratio.
25.For the quarter ended June 30, 2025. BCRED’s weighted average all-in cost of debt is 6.3% and calculated based on annualized all-in cost of debt incurred in Q2’25 (including unused fees, amortization of debt issuance costs (including premiums and discounts), amortization of deferred financing costs, and the impact of hedge accounting) divided by weighted average principal of debt outstanding during the same period. During Q2’25, BCRED’s annualized weighted average interest rate (including unused fees, amortization of debt issuance costs (including premiums and discounts), the impact of the application of hedge accounting) was 6.2%. Peers represented by the non-traded peer average of 7.2% reflecting annualized Q2’25 all-in cost of debt for the 3 months ended June 30, 2025 weighted by total NAV. All-in cost of debt calculated as interest expense divided by average debt principal outstanding for the 3 months ended June 30, 2025. Non-traded BDC’s include BDCs which are externally-managed, had effective registration statements as of 2024 and were broadly distributed, have broad exposure across industries in their investments and are not sector-focused, and had net asset values in excess of $2 billion as of December 31, 2024: Apollo Debt Solutions BDC (ADS), Ares Strategic Income Fund (ASIF), Blue Owl Credit Income Corp. (OCIC), Golub Capital Private Credit Fund (GCRED), HPS Corporate Lending Fund (HLEND), and Oaktree Strategic Credit Fund (OSCF).
26.For the quarter ended June 30, 2025, BCRED’s gross annualized G&A expenses for the 3 months ended June 30, 2025 as a percentage of weighted average NAV for the 3 months ended June 30, 2025 is 0.1%. Gross G&A expenses is calculated as the annualized sum of total expenses incurred for the 3 months ended June 30, 2025 excluding interest expense, management and incentive fees, excise tax expense and distribution costs. Gross G&A expenses excludes the impact of expense support and recoupment of expense support, if any. BCRED’s gross G&A expenses include Professional fees, Board of Trustee fees, Administrative service expenses, Organization costs, Other general & administrative expenses, and Amortization of continuous offering costs. Represented by the non-traded BDC peer average gross annualized general and administrative (G&A) expenses for the 3 months ended June 30, 2025 as a percentage of average total NAV for the 3 months ended June 30, 2025 (average of the NAV as of March 31, 2025 and June 30, 2025) of 0.3%. Gross G&A expenses is calculated as the annualized sum of total expenses incurred for the 3 months ended June 30, 2025 excluding interest expense, management and incentive fees, excise tax expense and distribution costs. Gross G&A expenses excludes the impact of expense support and recoupment of expense support, if any. Gross G&A expenses include (but are not limited to), professional fees, board fees, organization costs, amortization of continuous offering costs and other general & administrative expenses.
27.Blackstone’s AUM is over $1.2 trillion as of September 30, 2025. AUM is estimated and unaudited as of September 30, 2025. The AUM for Blackstone, any specific fund, account or investment strategy or business unit presented in this Presentation may differ from any comparable AUM disclosure in other non-public or public sources (including public regulatory filings) due to, among other factors, different methods for reporting net asset value and capital commitment, differences in categorizing certain funds and accounts within specific investment strategies, or regulatory requirements. AUM includes non-fee-paying assets, including co-investments and Blackstone's GP and side by side commitments, as applicable. All figures are subject to change.
28.Represents BXCI’s average annualized loss rate for its North America Direct Lending strategy from 2006 through September 30, 2025. The annualized loss rate represents annualized net losses for substantially realized investments. Whether an investment is substantially realized is determined in the manager’s discretion. Investments are included in the loss rate if (1) a payment was missed, (2) bankruptcy was declared, (3) there was a restructuring, or (4) it was realized with a total multiple on invested capital less than 1.0x. Net losses include all profits and losses associated with these investments, including interest payments received. Net losses are represented in the year the investment is substantially realized and excludes all losses associated with unrealized investments. The annualized net loss rate is the net losses divided by the average annual remaining invested capital within the platform. Investments sourced by BXCI for the Sub-Advised Investments did, in certain cases, experience defaults and losses after BXCI was no longer sub-adviser, and such defaults and losses are not included in the rates provided. Prior to December 31, 2022, the methodology used by the North America Direct Lending track record for calculating the platform’s average annual loss rate was based on net loss of principal resulting only from payment defaults in the year of default which would exclude interest payments. Past performance is not necessarily indicative of future results, and there can be no assurance that BXCI will achieve comparable results or that any entity or account managed by or advised by BXCI will be able to implement its investment strategy or achieve its investment objectives.
29.Annualized Distribution Rate reflects October’s distribution annualized and divided by last reported NAV from September. Distributions are not guaranteed. Past performance does not predict future returns. Distributions have been and may in the future be funded through sources other than net investment income. See BCRED’s prospectus. Please visit the Shareholders page on BCRED’s website for notices regarding distributions subject to Section 19(a) of the Investment Company Act of 1940. We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital, or offering proceeds, and although we generally expect to fund distributions from cash flow from operations, we have not established limits on the amounts we may pay from such sources. As of September 30, 2025, 100% of inception to date distributions were funded from net investment income or realized short-term capital gains, rather than a return of capital. A return of capital (1) is a return of the original amount invested, (2) does not constitute earnings or profits and (3) will have the effect of reducing the basis such that when a shareholder sells its shares the sale may be subject to taxes even if the shares are sold for less than the original purchase price. Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by Blackstone Credit BDC Advisors LLC (the “Sub-Adviser”) or its affiliates, that may be subject to reimbursement to the Sub-Adviser or its affiliates. The repayment of any amounts owed to our affiliates will reduce future distributions to which you would otherwise be entitled.
30.BCRED distribution represents the annualized BCRED dividend distribution rate per share for Class I shares as a spread to average 3-month daily SOFR since inception of BCRED. Dividend distribution rate reflects the annualized distribution per share for Class I shares in the specific period divided by beginning of period NAV. Please see footnote 31 for additional details on BCRED distributions.
31.Represents the average base rate from January 7, 2021 through September 30, 2025. SOFR data is per Bloomberg. 2022, 2023, 2024 and 2025 base rate is calculated as average of 3- month daily SOFR rates during the defined period as the weighted average floor on BCRED’s investments was below the average base rate. 2021 is represented by the weighted average floor on BCRED’s investments during 2021 of 0.7% which was above the average SOFR rate during the period. Floating rate investments pay a rate of interest determined by reference to a base rate; the base rate may be subject to a minimum floor. SOFR, which stands for “Secured Overnight Financing Rate,” is a dollar denominated interest rate benchmark that uses U.S. Treasury bonds as collateral. SOFR was implemented as the replacement for U.S. dollar LIBOR beginning in 2022.
32.Earnings Yield represents Net Investment Income Return On Equity which is defined as the net income earned on investments attributable to BCRED Class I shareholders and is calculated as annualized quantity of net investment income per share earned by the portfolio of assets in the quarter divided by beginning of period net asset value per share. Net Investment Income Return On Equity for other share classes is as follows: 8.7% for Class S and 9.3% for Class D.
33.Annualized Distribution Rate reflects September’s distribution annualized and divided by last reported NAV from August. In September 2025, BCRED announced a reduction to its regular monthly distribution, resulting in an annualized distribution rate of 9.6% for Class I for October 2025. Past performance does not predict future returns. Distributions have been and may in the future be funded through sources other than net investment income. See BCRED’s prospectus. Please visit the Shareholders page on BCRED’s website for notices regarding distributions subject to Section 19(a) of the Investment Company Act of 1940. We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital, or offering proceeds, and although we generally expect to fund distributions from cash flow from operations, we have not established limits on the amounts we may pay from such sources. As of September 30, 2025, 100% of inception to date distributions were funded from net investment income or realized short-term capital gains, rather than a return of capital. A return of capital (1) is a return of the original amount invested, (2) does not constitute earnings or profits and (3) will have the effect of reducing the basis such that when a shareholder sells its shares the sale may be subject to taxes even if the shares are sold for less than the original purchase price. Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by Blackstone Credit BDC Advisors LLC (the “Sub-Adviser”) or its affiliates, that may be subject to reimbursement to the Adviser or its affiliates. The repayment of any amounts owed to our affiliates will reduce future distributions to which you would otherwise be entitled.
34.Average mark based on BCRED’s debt investment portfolio (excluding equity investments and investments in joint ventures).
35.As of September 30, 2025. Debt-to-equity ratio represents the ratio of total principal of outstanding debt to net assets.

36.Calculated as a percentage of floating rate leverage to total drawn debt amounts. Certain notes issued by BCRED are classified for the purposes of this disclosure as floating rate as a result of BCRED entering into interest rate swaps to effectively swap fixed notes payments for floating rate payments.
37.Available liquidity is comprised of cash and cash equivalents, excluding restricted cash, plus the amount available to draw upon across all revolving credit facilities, net of limitations related to each respective credit facility’s borrowing base.
38.Based on the latest available net leverage, LTV, LTM EBITDA, and LTM Revenue data for each BCRED investment as of September 30, 2025, excluding both asset-based investments and quoted investments and investments in joint ventures. Average implied enterprise value is weighted by fair value as of September 30, 2025. The number is presented for illustrative purposes and does not reflect actual realized proceeds to BXCI or to the equity sponsor or the company, and there can be no assurance that realized proceeds received by Blackstone or any investor in a Blackstone fund will be increased as a result. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period. Currency fluctuations may have an adverse effect on the value, price or income and costs of our portfolio companies and investments which may increase or decrease as a result of changes in exchange rates.
39.Includes all private debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. Amounts derived from the most recently available portfolio company financial statements have not been independently verified by BCRED, may reflect a normalized or adjusted amount, and are generally about 90 days in arrears. Accordingly, BCRED makes no representation or warranty in respect of this information. As of September 30, 2025, portfolio company LTM EBITDA has increased 16% on average across all vintages since the funding of each respective loan excluding those portfolio companies for which updated financial statements are not available subsequent to funding and exhibited a 2.0x LTM ICR (excluding ARR loans). As of September 30, 2025, portfolio companies funded in 2021 have exhibited LTM EBITDA growth of 14% since funding while portfolio companies funded post-2021 have exhibited LTM EBITDA growth of 17% since funding.
40.Total amount deployed in private debt investments in new portfolio companies funded from July 1, 2025 to September 30, 2025 (excluding add-ons and incremental loans to existing portfolio companies and drawdowns on delayed draw term loans and revolvers committed in prior periods) represents $2.1 billion.
41.Includes all private debt investments in new portfolio companies funded from July 1, 2025 to September 30, 2025 (excluding add-ons and incremental loans to existing portfolio companies and drawdowns on delayed draw term loans and revolvers committed in prior periods). BXCI is categorized as sole or lead lender where BXCI held 50% or more of the total facility at closing or had a “Lead Arranger” designation.
42.Numbers presented are calculated since inception of the Value Creation Program in 2016. Figures presented are based on data reported by portfolio companies and assets and not from financial statements of portfolio companies. While the data reported by portfolio companies and assets is believed to be reliable for purposes used herein, it is subject to change, and Blackstone has not fully verified, and does not assume responsibility for, the accuracy or completeness of this information. Represents the sum of (a) estimated identified total cost reduction opportunities at the time cost is benchmarked with portfolio companies (see footnote 43 for additional details) multiplied by the average enterprise value multiple across the portfolio, by finding the mean of the enterprise value multiples at time of BXCI’s initial investments, and (b) total revenue from introductions across Blackstone portfolio companies multiplied by EBITDA margin and multiple at investment of the portfolio company, with the exception of significantly longer term projects (projects that are greater than or equal to 10 years in project duration) in which total revenue is multiplied by EBITDA margin. Estimates assume revenue enhancements and costs savings directly improve enterprise value or EBITDA margins and that such revenue gains or cost savings will endure for the period of time implied by multiples.
43.Numbers presented are calculated since inception of the Value Creation Program in 2016. Figures presented are based on data reported by portfolio companies and assets and not from financial statements of portfolio companies. While the data reported by portfolio companies and assets is believed to be reliable for purposes used herein, it is subject to change, and Blackstone has not fully verified, and does not assume responsibility for, the accuracy or completeness of this information. Represents estimated identified total cost reduction at the time of the cost savings proposal. This figure represents the sum of estimated cost reduction opportunities identified by the portfolio companies and have not been verified by Blackstone. In certain instances, portfolio companies provide estimated annual cost savings that is assumed to endure for the length of the contract. Estimated cost savings are inherently unpredictable, portfolio companies may not be contractually obligated to implement savings opportunities, and Blackstone has not verified that such savings opportunities have been implemented. Estimated cost reduction opportunities include opportunities for portfolio companies that are no longer an active Blackstone portfolio company. Estimated cost savings has not been reduced by potential re-allocation of savings to other expenditures.
44.Numbers presented are calculated since inception of the Value Creation Program in 2016. Figures presented are based on data reported by portfolio companies and assets and not from financial statements of portfolio companies. While the data reported by portfolio companies and assets is believed to be reliable for purposes used herein, it is subject to change, and Blackstone has not fully verified, and does not assume responsibility for, the accuracy or completeness of this information. Revenue generated represents the sum of total contract values where the contract/relationship between Blackstone portfolio companies was facilitated by the Value Creation team. There is no guarantee that portfolio companies in fact will realize all revenue enhancement opportunities. Revenue estimates are inherently unpredictable and macroeconomic factors, counterparty performance, and other factors beyond Blackstone’s control may cause actual results to vary materially from the estimates.
45.This number represents the amount of introductions across BXCI portfolio companies and is not limited to introductions made to BCRED portfolio companies, which may have a lower participation rate or be significantly lower. “Active Participants” mean (i) a company that has an ongoing project and/or (ii) a company that has completed a project but may not currently have a project in effect. All BXCI portfolio companies for which BXCI originates loans are eligible to receive services from the Value Creation Program. The Value Creation Team generally proactively contacts sponsors and portfolio companies if the company satisfies certain objective criteria established by the Value Creation Team. When BXCI exits the position, the portfolio company is no longer eligible to receive services from the Value Creation Program.
46.Represents BXCI’s North America Direct Lending track record deals. BXCI is categorized as sole or lead lender where BXCI held 50% or more of the total facility at closing or had a “Lead Arranger”designation. The North America Direct Lending track record represents U.S. and Canada first lien and unitranche debt, or non-U.S. first lien and unitranche debt where >50% of the revenue is generated from the U.S. (which may be secured by the applicable borrower’s assets and/or equity), transactions in companies that were originated or anchored by certain BXCI managed, advised or sub-advised funds (including the Fund, Blackstone Credit & Insurance managed mezzanine funds and BXCI sub-advised BDCs, as well as certain other BXCI managed funds and accounts) and, with respect to certain transactions, investments allocated to affiliates of BXCI, which may be sold to BXCI managed funds or accounts in the future (the “North America Direct Lending track record”. The track record includes investments for periods prior to December 31, 2017, in BDCs that were sub-advised by BXCI on a nondiscretionary basis until April 9, 2018 (the “Sub-Advised Investments”). With respect to certain transactions, the North America Direct Lending track record includes free equity and/or warrants that accompanied the debt financings, as well as any loans or securities into which the applicable first lien and unitranche debt may have been restructured subsequent to BXCI’s initial investment. The North America Direct Lending track record excludes (i) broadly syndicated, mezzanine, second lien and equity (other than the aforementioned free equity and/or warrants‑ or securities issued upon restructuring) transactions, among others and (ii) transactions where BXCI’s invested capital (net of transactions fees) was under $25 million.

Important Disclosure Information
The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.
The information in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.
Use of Leverage. BCRED intends to borrow money. If returns on such investment exceed the costs of borrowing, investor returns will be enhanced. However, if returns do not exceed the costs of borrowing, BCRED performance will be depressed. This includes the potential for BCRED to suffer greater losses than it otherwise would have. The effect of leverage is that any losses will be magnified. The use of leverage involves a high degree of financial risk and will increase BCRED’s exposure to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the Investments. This leverage may also subject BCRED and its investments to restrictive financial and operating covenants, which may limit flexibility in responding to changing business and economic conditions. For example, leveraged entities may be subject to restrictions on making interest payments and other distributions.
Case Studies. The selected investment examples, case studies and/or transaction summaries presented or referred to herein may not be representative of all transactions of a given type or of investments generally and are intended to be illustrative of the types of investments that have been made or may be made by the Fund in employing the Fund’s investment strategies. It should not be assumed that the Fund will make equally successful or comparable investments in the future. Moreover, the actual investments to be made by a Fund or any other future fund will be made under different market conditions from those investments presented or referenced in the Materials and may differ substantially from the investments presented herein as a result of various factors. Prospective investors should also note that the selected investment examples, case studies and/or transaction summaries presented or referred to herein have involved Blackstone professionals who will be involved with the management and operations of the Fund as well as other Blackstone personnel who will not be involved in the management and operations of the Fund. Certain investment examples described herein may be owned by investment vehicles managed by Blackstone and by certain other third-party equity partners, and in connection therewith Blackstone may own less than a majority of the equity securities of such investment. Further investment details are available upon request.
Past performance does not predict future returns. The opinions expressed herein reflect the current opinions of Blackstone as of the date appearing in this material only. There can be no assurance that views and opinions expressed in this document will come to pass. The above is not intended to be indicative of future results to be achieved by the proposed fund; actual results may differ materially from the information generated through the use of illustrative components of return. While Blackstone believes that these assumptions are reasonable under the circumstances, there is no assurance that the results will be obtained, and unpredictable general economic conditions and other factors may cause actual results to vary materially. Any variations could be adverse to the actual results.
Certain information contained in this communication constitutes “forward looking statements”. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “could,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends including, without limitation, the potential impact of tariffs, and statements regarding identified but not yet closed investments. Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. BCRED believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in its prospectus, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BCRED’s prospectus and other filings). Except as otherwise required by federal securities laws, BCRED undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Index Definitions
Morningstar LSTA US Leveraged Loan Index is a market value-weighted index designed to measure the performance of the US leveraged loan market based upon market weightings, spreads and interest payments.
Bloomberg US Corporate High Yield Index measures the USD-denominated, high yield, fixed-rate corporate bond market. Securities are classified as high yield if the middle rating of Moody’s, Fitch and S&P is Ba1/BB+/BB+ or below.
Bloomberg US Aggregate Bond Index represents securities that are SEC-registered, taxable, and dollar denominated. The index covers the U.S. investment grade fixed rate bond market, with index components for government and corporate securities, mortgage pass-through securities, and asset-backed securities. These major sectors are subdivided into more specific indices that are calculated and reported on a regular basis.
Index Comparison. The volatility and risk profile of the indices presented in this document is likely to be materially different from that of BCRED. In addition, the indices employ different investment guidelines and criteria than BCRED and do not employ leverage; as a result, the holdings in BCRED and the liquidity of such holdings may differ significantly from the securities that comprise the indices. The indices are not subject to fees or expenses and it may not be possible to invest in the indices. A summary of the investment guidelines for the indices presented is available upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date:	October 31, 2025	By:	/s/ Lucie Enns
		Name:	Lucie Enns
		Title:	Chief Legal Officer and Secretary